UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3642 E. US Highway 70

Claremont, North Carolina 28610

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 459-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COMM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2024, CommScope, LLC, a subsidiary of CommScope Holding Company, Inc. (the “Company”), entered into a Long-Term Cash Incentive Award Agreement (collectively, the “Agreements”) with each of Charles L. Treadway, its President and Chief Executive Officer, and Kyle D. Lorentzen, its Executive Vice President and Chief Financial Officer. Pursuant to the terms of the Agreements, each of Mr. Treadway and Mr. Lorentzen is eligible to earn a cash incentive award equal to an amount of up to 40 basis points and 20 basis points, respectively, of the financial benefits to the Company derived from the successful execution of certain corporate and strategic initiatives in fiscal year 2024 (the “Performance Year”). The final amount of such awards, as determined by the Compensation Committee, will be paid in three equal installments in March 2025, September 2025, and March 2026 (or such later times as provided in the Agreements), conditioned on the executive’s continuous employment with the Company through such dates; provided that, in the event of the executive’s death or termination by the Company other than for “cause” (as defined in the Agreements) after the Performance Year, any earned but unpaid portion of the award will be paid to the executive (or his estate, as the case may be) in a single lump sum within sixty days following such event (or such later times as provided in the Agreements), conditioned upon the executive’s (i) execution and non-revocation of a release of claims within forty-five days following his termination date and (ii) continued compliance with the restrictive covenants in his severance protection agreement with the Company.

In addition, on May 20, 2024, CommScope, LLC entered into a Long-Term Cash Incentive Award Agreement with each of the other executive officers of the Company, including but not limited to Justin C. Choi, its Senior Vice President, Chief Legal Officer and Secretary, and Bartolomeo A. Giordano, its Senior Vice President, NICS, pursuant to which each of these other executives is eligible to earn a cash incentive award to be determined by the Compensation Committee based upon its assessment of management’s performance for the Performance Year in certain key strategic and financial objectives. The awards for these other executives have a stated target value ($950,000 for Mr. Choi and $600,000 for Mr. Giordano) and a potential payout rate from 0% to 150% of target based on the Compensation Committee’s assessment of management’s performance. The final amount of such awards, as determined by the Compensation Committee, will be paid in three equal installments in March 2025, September 2025, and March 2026 (or such later times as provided in the Agreements), conditioned on the executive’s continuous employment with the Company through such dates. These awards for other executives have the same provisions relating to termination of employment as the Agreements for Mr. Treadway and Mr. Lorentzen, as described above.

Item 9.01. Financial Statements and Exhibits

Exhibit. Description.

10.1 Form of Long-Term Cash Incentive Award Agreement

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2024

COMMSCOPE HOLDING COMPANY, INC.

By:	/s/ Justin C. Choi
Justin C. Choi Senior Vice President, Chief Legal Officer and Secretary